Exhibit 99.1

Magnera Reports Fourth Quarter and Fiscal Year Results
Fourth Quarter Highlights
•	GAAP: Net sales of $839 million, Operating income of $10 million
•	Non-GAAP: Adjusted EBITDA of $90 million
•	Record cash flow with cash from operations of $96 million
•	$50 million term loan repayment

Fiscal Year Highlights
•	GAAP: Net sales of $3.2 billion, Operating income of $5 million
•	Non-GAAP: Adjusted EBITDA of $362 million ($354 million reported and pre-merger $8 million October)
•	Post-merger adjusted free cash flow $126 million represents a yield of over 30% as of year-end
•	Year-end leverage of 3.8x

Curt Begle, Magnera’s CEO, commented: “I am very proud of what our team has accomplished not only this quarter but over the entire year. More than a year ago, we launched Magnera with a bold vision and a deep belief in what we could build together as an industry leader positioned for growth. I’m inspired by our team’s relentless pursuit to perform and deliver results, exemplified by the stability of our cash flows.

We delivered our EBITDA in range of guidance, exceeded our free cash flow target, and took steps to reduce our leverage in the quarter. We accomplished this amidst a soft macroeconomic environment proving the mission critical importance of our products. As we look forward to 2026, we are targeting to improve reported earnings by ~9% by delivering on our cost improvement and capacity optimization actions while working closely with our customers to provide solutions valued by the consumer.”

Key Financials
	September Quarter		Fiscal Year
GAAP results	2025	2024	2025	2024
Net sales	$ 839	$ 554	$ 3,204	$ 2,187
Operating income	10	(167)	5	(141)

	September Quarter		Reported	Comparable(1)	Fiscal Year		Reported	Comparable(1)
Adjusted non-GAAP results	2025	2024	%	%	2025	2024	%	%
Net sales	$839	$554	51%	(6%)	$3,204	$2,187	47%	(4%)
Adjusted EBITDA (1)	90	66	36%	(1%)	354	282	26%	(4%)

(1)
Adjusted non-GAAP results exclude items not considered to be ongoing operations.  In addition, comparable change % normalizes the impacts of foreign currency and the recent merger with Glatfelter.  Further details related to non-GAAP measures and reconciliations can be found under “Reconciliation of Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.  Dollars in millions

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Financial Results – Fourth Quarter 2025

Consolidated Overview

The net sales increase of 51% included revenue from the Glatfelter merger of $328 million and favorable foreign currency changes of $10 million that were partially offset by a $35 million decrease in selling prices primarily due to the pass-through of lower raw material costs and a 3% organic volume decline which was attributed to general market softness in Europe and competitive pressures from imports in South America.

The adjusted EBITDA increase of 36% included a contribution from the Glatfelter merger of $28 million partially offset by unfavorable impacts from a $3 million volume decline and $3 million from price/cost spread.

Americas

The net sales increase in the Americas segment included revenue from the Glatfelter merger of $122 million partially offset by decreased selling prices of $28 million due to the pass-through of lower raw material cost and product mix and a 3% organic volume decline, which was primarily attributed to competitive pressures from imports in South America.

The adjusted EBITDA increase included a contribution from the Glatfelter merger of $14 million partially offset by unfavorable impacts from price cost spread of $6 million and volume decline of $2 million.

Rest of World

The net sales increase in the Rest of World segment included revenue from the Glatfelter merger of $206 million and a $9 million favorable impact from foreign currency changes partially offset by a 4% organic volume decline which was primarily attributed to general market softness in Europe.

The adjusted EBITDA increase included a contribution from the Glatfelter merger of $14 million and favorable impacts from price cost spread of $3 million.

Free Cash Flow and Net Debt - Fiscal Year 2025

Magnera is committed to strengthening its credit metrics by paying down debt in the near term.

(in millions)	Fiscal Year
Cash flow from operating activities	$103
Pre-merger cash flow from operating activities	90
Additions to property, plant and equipment, net	(67)
Post-merger adjusted free cash flow (1)	$126
Post-merger adjusted free cash flow yield (1)	> 30%
(1)  FCF yield as of 9/26 close of business market cap. Further details related to non-GAAP measures and reconciliations can be found under “Reconciliation of Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.

(in millions)	September 27, 2025
Term Loan	$731
4.75% First Priority Senior Secured Notes	500
7.25% First Priority Senior Secured Notes	800
Debt discount, deferred fees and other (net)	(79)
Total debt	$1,952
Cash and cash equivalents	305
Total net debt	$1,647
Leverage	3.8	x

Fiscal Year 2026 Guidance

•	Adjusted EBITDA of $380 - $410 million
•	Free cash flow of $90 - $110 million; cash flow from operation of $170 - $190 million

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Investor Conference Call

The Company will host a conference call tomorrow, November 20, 2025, at 10:00 AM U.S. Eastern Time to discuss the September 2025 quarter results.  The webcast can be accessed here. A replay of the webcast will be available via the same link on the Company’s website after the completion of the call.

By Telephone
Participants may register for the call here now or any time up to and during the time of the call and will immediately receive the dial-in number and a unique pin to access the call.  While you may register at any time up to and during the time of the call, you are encouraged to join the call 15 minutes prior to the start of the event.

About Magnera

Magnera Corporation (NYSE: MAGN) serves 1,000+ customers worldwide, offering a wide range of material solutions, including components for absorbent hygiene products, protective apparel, wipes, specialty building and construction products, and products serving the food and beverage industry. Operating across 45 global facilities, Magnera is supported by approximately 8,500 employees. Magnera’s purpose is to better the world with new possibilities made real. For more than 160 years, the Company has delivered the material solutions their partners need to thrive. Through economic upheaval, global pandemics and changing end-user needs, we have consistently found ways to solve problems and exceed expectations. The distinct scale and comprehensive portfolio of products brings customers more materials and choices. Magnera builds personal partnerships that withstand an ever-changing world.

Visit Magnera.com for more information and follow @MagneraCorporation on social platforms.

Non-GAAP Financial Measures and Estimates
This press release includes non-GAAP financial measures including, but not limited to, Adjusted EBITDA, free cash flow, and comparable basis net sales and adjusted EBITDA.  A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.  Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow are not provided because such information is not available without unreasonable effort due to high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward Looking Statements
Information included or incorporated by reference in Magnera Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and press releases or other public statements contains or may contain “forward-looking” statements within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such “forward-looking” statements include, but are not limited to, statements with respect to our financial condition, results of operations and business, our expectations or beliefs concerning future events, statements about the benefits of the transaction between Glatfelter Corporation and Berry Global Group, Inc., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts.  These statements contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward” or similar expressions that relate to our strategy, plans, intentions, or expectations.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are based upon the current beliefs and expectations of the management of Magnera and are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.  These risks and other risk factors are detailed from time to time in Magnera’s reports filed with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, including our Form 8-K/A filed on January 31, 2025, and other documents filed with the SEC. These risk factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available as of the date hereof. All forward-looking statements are made only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Consolidated and Combined Statements of Operations (unaudited)

	Quarterly Period Ended		Fiscal Year Ended
(in millions of dollars)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net sales	$839	$554	$3,204	$2,187

Cost of goods sold	751	496	2,867	1,950
Selling, general and administrative	49	25	190	107
Amortization of intangibles	9	12	50	48
Transaction and other activities	20	12	89	30
Goodwill and other impairment	-	172	-	172
Corporate expense allocation	-	4	3	21
Operating income (loss)	10	(167)	5	(141)
Other expense (income)	4	(8)	30	(9)
Interest net expense	39	-	141	3
Income (loss) before income taxes	(33)	(159)	(166)	(135)
Income tax (benefit) expense	7	20	(7)	19
Net income (loss)	$(40)	$(179)	$(159)	$(154)

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Condensed Consolidated and Combined Statements of Cash Flows (unaudited)

	Fiscal Year
(in millions of dollars)	2025	2024
Net cash from (used in) operating activities	103	192

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(67)	(68)
Cash acquired from GLT acquisition	37	-
Other investing activities	22	29
Net cash from (used in) investing activities	(8)	(39)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,556	-
Repayments on long-term borrowings	(484)	(2)
Transfers from (to) Berry, net	34	(107)
Cash distribution to Berry	(1,111)	-
Debt fees and other, net	(16)	-
Net cash from financing activities	(21)	(109)
Effect of currency translation on cash	1	1
Net change in cash and cash equivalents	75	45
Cash and cash equivalents at beginning of period	230	185
Cash and cash equivalents at end of period	$305	$230

Condensed Consolidated and Combined Balance Sheets (unaudited)

(in millions of dollars)	September 27, 2025	September 28, 2024
Cash and cash equivalents	$305	$230
Accounts receivable	522	359
Inventories	474	259
Other current assets	122	38
Property, plant, and equipment	1,476	949
Goodwill, intangible assets, and other long-term assets	1,090	972
Total assets	$3,989	$2,807
Current liabilities, excluding current debt	601	457
Current and long-term debt	1,952	-
Other long-term liabilities	372	211
Stockholders’ equity	1,064	2,139
Total liabilities and stockholders' equity	$3,989	$2,807

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Reconciliation of Non-GAAP Measures
(in millions of dollars)

Reconciliation of Net sales and Adjusted EBITDA on a supplemental comparable basis by segment

	Quarterly Period ended September 27, 2025			Quarterly Period ended September 28, 2024
	Americas	Rest of World	Total	Americas	Rest of World	Total
Net sales	$467	$372	$839	$382	$172	$554
Constant FX rates				1	9	10
GLT prior year				129	203	332
Comparable net sales (1)(6)	$467	$372	$839	$512	$384	$896

Operating Income	$11	$(1)	$10	$18	$(185)	$(167)
Depreciation and amortization	25	12	37	32	13	45
Transaction, business consolidation and other activities (2)	15	15	30	4	7	11
Argentina hyperinflation	3	-	3	-	-	-
Goodwill impairment	-	-	-	-	172	172
GAAP carve-out allocation (3)	-	-	-	(1)	5	4
Other non-cash charges (4) (5)	6	4	10	1	-	1
Adjusted EBITDA (1)	$60	$30	$90	$54	$12	$66
Constant FX rates				-	-	-
GLT prior year				11	14	25
Comparable Adjusted EBITDA (1)(6)	$60	$30	$90	$65	$26	$91
% vs. prior year comparable	(8%)	15%	(1%)

	2025 Fiscal Year Ended			2024 Fiscal Year Ended
	Americas	Rest of World	Total	Americas	Rest of World	Total
Net sales	$1,833	$1,371	$3,204	$1,493	$694	$2,187
Constant FX rates				(36)	4	(32)
GLT prior year				456	740	1,196
Comparable net sales (1)(6)	$1,833	$1,371	$3,204	$1,913	$1,438	$3,351

Operating Income	$24	$(19)	$5	$51	$(192)	$(141)
Depreciation and amortization	132	74	206	123	52	175
Transaction, business consolidation and other activities (2)	58	36	94	15	15	30
Argentina hyperinflation	4	-	4	14	-	14
Goodwill and other impairment	-	-	-	-	172	172
GAAP carve-out allocation (3)	2	1	3	13	8	21
Other non-cash charges (4)(5)	21	21	42	7	4	11
Adjusted EBITDA (1)	$241	$113	$354	$223	$59	$282
Constant FX rates				(6)	(1)	(7)
GLT prior year				37	55	92
Comparable Adjusted EBITDA (1)(6)	$241	$113	$354	$254	$113	$367
% vs. prior year comparable	(5%)	0%	(4%)
PF GLT Adjusted EBITDA (3)			8			8
Synergies and cost reductions			68
PF Adjusted EBITDA			$430

Guidance
	Fiscal 2026	Adjusted EBITDA	Fiscal 2026 Midpoint	Fiscal 2025 Actual
Cash flow from operating activities	$170 - $190	Adjusted EBITDA	$395	$354
Additions to PPE (net)	(80)	GLT Pro forma		8
Free Cash Flow	$90 - $110	Full Year Comparable Adjusted EBITDA	$395	$362
		% vs. prior year comparable	~9%

(1)
Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP.  Comparable basis measures exclude the impact of currency translation effects and acquisitions.  These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Management believes that Adjusted EBITDA and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance. We define “Post-merger free cash flow” as cash flow from operating activities, less pre-merger free cash flow, less net additions to property, plant, and equipment.  We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity.  We believe post-merger free cash flow is also useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash and as pre-merger cash flow is not indicative of our current structure and operations.

We also use Adjusted EBITDA and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation.  Adjusted EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance.  We also believe these measures are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.

(2)	Includes restructuring, business optimization and other charges and YTD balance also includes $19 million of transaction compensation
(3)	Consists of estimated parent-allocated charges for the period prior to merger which is required by GAAP as part of the carve-out financial statement process
(4)	Includes a $4 million and $16 million inventory step-up charge related to Glatfelter merger in the quarter and YTD, respectively, and other non-cash charges
(5)	Includes stock compensation expense and equipment disposals
(6)	The prior year comparable basis change excludes the impacts of foreign currency and acquisition/mergers

IR Contact Information
Robert Weilminster
EVP, Investor Relations
IR@magnera.com

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